Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeff Gooch and Adam Kansler and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with Markit Ltd.’s registration statement on Form F-1, as amended (the “Registration Statement”), including to sign in the name and on behalf of the undersigned, the Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on June 18, 2014 in the capacities indicated:

Signature	Title

/s/ Zar Amrolia	Director
Zar Amrolia

/s/ Jill Denham	Director
Jill Denham

/s/ Dinyar Devitre	Director
Dinyar Devitre

/s/ William E. Ford	Director
William E. Ford

/s/ Timothy Frost	Director
Timothy Frost

/s/ Robert Kelly	Director
Robert Kelly

/s/ Robert-Jan Markwick	Director
Robert-Jan Markwick

/s/ James A. Rosenthal	Director
James A. Rosenthal

/s/ Thomas Timothy Ryan, Jr.	Director
Thomas Timothy Ryan, Jr.

/s/ Dr. Sung Cheng Chih	Director
Dr. Sung Cheng Chih

/s/ Anne Walker	Director
Anne Walker